Exhibit 99.1

Eightco Holdings Inc. Non-Deal Roadshow Begins Today

Institutional investors from across the country will be in attendance

SAFETY HARBOR, Florida, May 2, 2023 (GLOBE NEWSWIRE) — Eightco Holdings Inc. (NASDAQ: OCTO) announced today the kick-off of its non-deal roadshow (NDRs) for institutional investors in the United States. As previously disseminated on April 10th, 2023, the event will be hosted by a large institutional investment firm and provide attendees with a comprehensive understanding of the company’s business model as it is expected to apply to existing and future shareholders. The NDRs will begin today, May 2, 2023.

Over the course of the roadshow, Eightco Holdings Inc. will focus on its wholly-owned subsidiary, Forever 8, including its underlying disruptive suite of inventory management solutions. Eightco Holdings Inc. will also highlight and review its roadmap towards synergistic partnerships and planned path to profitability.

“The response has been positive, and we are excited to begin this roadshow,” said Brian McFadden, CEO of Eightco Holdings Inc. “From hedge funds to family offices, an extremely diverse group of institutional investors are expected to participate in the event. We look forward to attracting solid, long-term relationships with a variety of potential shareholders upon the conclusion of the roadshow,” added McFadden.

A non-deal roadshow is used by companies to build and maintain relationships with investors and other stakeholders. This provides the company’s management team the opportunity to share information about the company’s performance, strategy, and outlook, and to engage with the market to receive feedback and insights. By doing so, the company can increase its visibility and potentially its investor base, which may benefit the company in the future.

About Eightco Holdings Inc.

Eightco Holdings Inc. (NASDAQ: OCTO) is committed to growth focused around its existing subsidiaries, Forever 8, an inventory management platform for e-commerce sellers, and Ferguson Containers, a provider of complete manufacturing and logistical solutions for product and packaging needs, through strategic management and investment. In addition, the company is actively seeking new opportunities to add to its portfolio of technology solutions focused on the e-commerce ecosystem through strategic acquisitions. Through a combination of innovative strategies and focused execution, Eightco Holdings Inc. aims to create significant value and growth for its portfolio companies and shareholders.

For additional information, please visit www.8co.holdings.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the potential that the expected benefits of Eightco Holdings Inc.’s acquisition of Forever 8 are not achieved; unexpected costs, charges or expenses that reduce Eightco Holdings Inc.’s capital resources; Eightco Holdings Inc.’s inability to raise adequate capital to fund its business; Eightco Holdings Inc.’s inability to innovate and attract users for Eightco Holdings Inc.’s products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given the risks and uncertainty, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco Holdings Inc.’s actual results to differ from those contained in forward-looking statements, see Eightco Holdings Inc.’s filings with the Securities and Exchange Commission (SEC), including the section titled “Risk Factors” in Eightco Holdings Inc.’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All information in this press release is as of the date of the release, and Eightco Holdings Inc. undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

For further information, please contact:

Investor Relations

Richard Brown

617-819-1289

investors@8co.holdings